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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1996 with respect to the consolidated financial statements of CyCare Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission incorporated by reference herein in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-5663) and related Prospectus of HBO & Company for the registration of shares of its common stock.



                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          Ernst & Young LLP



Phoenix, Arizona
July 17, 1996